UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 14, 2004

Angeion Corporation

(Exact name of Registrant as specified in its charter)

Minnesota	001-13543	41-1579150
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Oak Grove Parkway St. Paul, Minnesota		55127-8599
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 484-4874

Items 1-6, 8, 10 and 11 are not applicable and are therefore omitted.

Item 7.            Financial Statements And Exhibits.

99.1.                        Press release dated June 14, 2004 reporting Angeion Corporation results of operations for the three and six months ended April 30, 2004.

Item 9.            Regulation FD Disclosure.

In the press release furnished as Exhibit 99.1 Rick Jahnke, President and Chief Executive Officer of Angeion, stated that the CPX Ultima gas exchange metabolic cart system is the first of a series of new cardiorespiratory products planned to expand Angeion’s existing market and enable Angeion to enter new markets.  These new markets could include the allergist physician’s office.  Angeion expects to introduce additional cardiorespiratory products in the second half of fiscal 2004 and in fiscal 2005 and begin the marketing of its cardiorespiratory products to the allergist market during fiscal 2005.

In the press release, Mr. Jahnke also commented on sales of Angeion’s New Leaf products.  While New Leaf products still represent a small percentage of Angeion’s total revenue, sales of these products are at levels well above those of the prior year.

Item 12.         Results of Operations and Financial Condition.

Angeion Corporation hereby furnishes a press release, issued on June 14, 2004, disclosing material non-public information regarding its results of operations for the three and six months ended April 30, 2004.  On June 14, 2004, Angeion also filed its Form 10-QSB for the Quarter ended April 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: June 17, 2004

By:	/s/ Dale H. Johnson
Dale H. Johnson
Chief Financial Officer